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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

                          Date of Report: April 4, 2003
                        (Date of earliest event reported)

                               E MED FUTURE, INC.
             (Exact name of registrant as specified in its charter)

                              MICRO-ECONOMICS, INC.
                           (Former name of registrant)

           Nevada                   033-55254-36             87-0485314
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)       Identification Number)

               794 Morrison Road, Suite 911, Columbus, Ohio 43230
           (Address of principal executive offices including zip code)

                                  877-855-1319
              (Registrant's telephone number, including area code)

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Item 1.  Changes in Control of Registrant.

Merger with E Med Future, Inc.

On February 7, 2003, Micro-Economics, Inc., a Nevada corporation (the "Company"), entered into a letter of intent to merge with E Med Future, Inc., a Delaware corporation ("E Med"). On April 2, 2003, the Company and E Med signed a definitive agreement and plan of merger. The merger was consummated on April 4, 2003. Pursuant to the terms of the merger agreement, the shares of common stock, par value $0.001, and preferred stock, par value $0.001, of E Med were converted into newly-issued shares of common stock, par value $0.001, of the Company. As a result of the merger, E Med became a wholly-owned subsidiary of the Company and the shareholders of E Med received unregistered shares of common stock of the Company equal to 95% of the Company's outstanding capital stock. The Company expects to commence trading on the Nasdaq Over-the-Counter Bulletin Board during the week of April 14.

Pursuant to the terms of the merger agreement, the Company changed its corporate name to E Med Future, Inc. effective April 4, 2003. The Company's corporate headquarters has moved to 794 Morrison Road, Suite 911, Columbus, Ohio 43230. In addition, the officers and directors of the Company resigned and Robert J. Ochsendorf, D. Dane Donohue and Juan J. Perez were appointed as directors of the Company. Messrs. Ochsendorf and Donohue now serve the Company as President and Executive Vice President, respectively.

E Med's Business

E Med is a Delaware corporation established in 2000. E Med's primary product is NeedleZap(R), a revolutionary safety device intended to help reduce accidental needlesticks by disintegrating the sharp portion of a hypodermic needle. E Med recently received an approvable letter from the Center for Devices and Radiological Health of the Food and Drug Administration (FDA) stating NeedleZap meets all FDA requirements for safety and effectiveness data testing. NeedleZap(R) was developed specifically to help reduce accidental injuries in the workplace. According to the American Nursing Association, there are an estimated one million accidental needlesticks reported in the United States in the healthcare industry alone. We believe the applications for the product are far reaching and include healthcare professionals, law enforcement personnel, clinical researchers and sanitation workers.

Management

Our directors and executive officers are:

Robert J. Ochsendorf, age 52, is President, Chief Executive Officer and co-founder of E Med. In addition, Mr. Ochsendorf has been the President and Chief Executive Officer of the E.R. Ochsendorf Company, a company engaged in creative marketing and product development, since 1992. Founded in 1967, E.R. Ochsendorf services some of the most recognized retail chains, pharmaceutical companies, financial institutions, and top businesses in the United States. He is also a member of ASI's (Advertising Specialty Institute) Multi-Million Dollar Club and PPAI (Promotional Products Association International). Mr. Ochsendorf is currently a member of the Wexner Center for the Arts Corporate Council, and past President of the Specialty Advertising Association of Central Ohio.

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D. Dane Donohue, age 54, is the Executive Vice President and a director of E
Med. Mr. Donohue co-founded E Med in August 2000. From 1985 to 1998, Mr. Donohue also served as the Vice President of the S.M. Donohue Co., Inc., specializing in the restoration of commercial and residential properties damaged as a result of fire, wind and water for all major insurance carriers. His responsibilities included contract negotiations and daily management with property owners, mortgage holders, insurance companies, banks, vendors, work crews and sub-contractors. Mr. Donohue is currently President of Falon Music, a publishing company registered with the American Society of Composers, Authors and Publishers and the Harry Fox Agency, Inc. He has served on the Executive Board of the American Federation of Musicians, Local 159 as Vice President and President and is also the owner/operator of The Woodhouse Digital Recording Studios.

Juan J. Perez, age 47, is a director of E Med. In 1997, Mr. Perez founded the only Hispanic-owned law firm in Central Ohio (Perez & Morris LLC). Prior to opening his own office, Mr. Perez was associated with a major Columbus, Ohio law firm, first as an associate and later as a partner. He also served as General Counsel and Vice President of Administration for a publicly-traded company from 1994 to 1996. Mr. Perez is a member of the Ohio Hispanic Chambers of Commerce, the Greater Columbus Hispanic Chamber of Commerce, the U.S. Hispanic Chamber of Commerce, the Small Business Council of the Greater Columbus Chamber of Commerce, the Small Business Council of the Ohio State Chamber of Commerce, the Ohio Small Business Council Governing Board, the Ohio Advisory Committee to the U.S. Civil Rights Commission and the Bureau of Motor Vehicles Citizens Advisory Committee.

Management's Stock Ownership

The table below sets forth certain information with respect to the beneficial ownership of the Company's common stock as of April 4, 2003 by each of the Company's executive officers and directors.

Name                                    Shares            Percentage
--------------------------------------------------------------------------------
Robert J. Ochsendorf                   2,500,000            11.99%
D. Dane Donohue                        2,500,000            11.99%
Juan J. Perez                            625,000              3.0%
All directors and
executive officers as a group          5,625,000            26.98%


Other than the transaction described in this Form 8-K, we are not aware of any arrangement which may at a subsequent date result in a change in control of the Company.

Item 2. Acquisition or Disposition of Assets.

See the disclosure contained in Item 1.

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Item 7.    Financial Statements, Pro Form Financial Statements and Exhibits.

(a) - (b)  The Company intends to file the required financial statements and pro forma financial information by way of an amendment to this Form 8-K on or before June 18, 2003.

(c)        Exhibits:

           2.1 Agreement and Plan of Merger dated April 2, 2003 by and among Micro-Economics, Inc., E Med Sub, Inc. and E Med Future, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2003                            E Med Future, Inc.

                                                /s/ D. Dane Donohue
                                                ---------------------------
                                                By:  D. Dane Donohue,
                                                Executive Vice President

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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

    2.1 Agreement and Plan of Merger dated April 2, 2003 by and among Micro-Economics, Inc., E Med Sub, Ind. and E Med Future, Inc.

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